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                                                               EXHIBIT 10.46 (B)

                   AMENDMENT NO. 2 TO MASTER LEASE AGREEMENT


          THIS AMENDMENT NO. 2 TO MASTER LEASE AGREEMENT is made as of the 9th day of December, 1996, between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Lessor"), and BOSTON CHICKEN, INC. ("Lessee").

          Lessor and Lessee have heretofore entered into that certain Master Lease Agreement dated as of September 27, 1995 (the "Agreement"), and desire to amend the Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   The Agreement is amended as follows:

               a. The address specified for Lessor in the first paragraph on page one is changed to: 4 Northpark Drive, Suite 500, Hunt Valley, Maryland 21030.

               b.   In Section IV(b), the fourth sentence is deleted.

               c.   The following language is added to the end of Section XI(a):

                    "As used herein, 'Credit Agreement' shall mean that certain Facilities Agreement dated as of December 9, 1996, among Lessee, Bank of America Illinois, as Agent for Certain Lenders, and General Electric Capital Corporation, for Itself and as Agent for Certain Lease Participants, and that certain Secured Revolving Credit Agreement dated as of December 9, 1996, among Lessee, the Lenders named therein, Bankers Trust New York Corporation, as Documentation Agent, and Bank of America, Illinois as Agent (as each may be amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time)."

          2. Except as expressly set forth herein, the terms and conditions of the Agreement remain unmodified and in full force and effect.

          3. THIS AMENDMENT NO. 2 TO MASTER LEASE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE

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INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS
PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          IN WITNESS WHEREOF, Lessee and Lessor have caused this Amendment No. 2 to Master Lease Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                             LESSEE:

GENERAL ELECTRIC CAPITAL                            BOSTON CHICKEN, INC.
CORPORATION, FOR ITSELF AND AS
AGENT FOR CERTAIN PARTICIPANTS



By:  /s/ David Avigdor                              By:  /s/ Bernadette Dennehy
Name:  David Avigdor                                Name:  Bernadette Dennehy
Title:  Transaction & Syndication Senior Manager    Title:  Vice President

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          IN WITNESS WHEREOF, Lessee and Lessor have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                  LESSEE:

GENERAL ELECTRIC CAPITAL                 BOSTON CHICKEN, INC.
CORPORATION, FOR ITSELF
AS AGENT FOR CERTAIN
PARTICIPANTS



By:  /s/ David Avigdor                   By: /s/ Donald J. Bingle
Name:    David Avigdor                   Name:   Donald J. Bingle
Title:   Syndication Senior Manager      Title:  Vice President